UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2020

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, Suite 2204 New York, New York 10036
(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of New Senior Investment Group Inc. (the “Company”), held on May 28, 2020, the shareholders of the Company voted on the matters described below.

As of April 3, 2020, the record date for the Annual Meeting, holders of 82,880,222 shares of common stock of the Company were entitled to vote.

1.	The Company’s shareholders elected two Class III directors to serve until the 2023 annual meeting of shareholders, and until their successors are elected and duly qualified, subject to earlier retirement, resignation or removal. The numbers of shares that voted for the election of such directors, withheld authority to vote for such directors, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stuart A. McFarland	54,498,450	2,857,840	17,187,775
Robert F. Savage	56,745,397	610,893	17,187,775

2.	The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
74,041,830	340,077	162,158

3.	The Company’s shareholders approved by non-binding advisory vote the compensation of the Company’s named executive officers. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal, are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,627,559	2,598,965	129,766	17,187,775

4.	The Company’s shareholders recommended, in a non-binding advisory vote, that future advisory votes on executive compensation be conducted on an annual basis. The numbers of shares that voted for a frequency of one year, two years or three years, abstained from casting votes, and represented by broker non-votes with respect to this proposal are summarized in the table below. In response to this vote, the Company will hold future advisory votes on executive compensation on an annual basis.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
55,758,626	125,026	1,359,752	112,886	17,187,775

5.	The Company’s shareholders did not approve amendments to the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of all directors. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,159,583	122,661	74,046	17,187,775

6.	The Company’s shareholders did not approve amendments to the Company’s Bylaws to implement a majority voting standard in uncontested director elections. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,997,539	263,246	95,505	17,187,775

7A.	The Company’s shareholders did not approve amendments to the Company’s Certificate of Incorporation to eliminate the supermajority voting requirement to amend certain provisions of the Company’s Certificate of Incorporation. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,429,809	790,587	135,894	17,187,775

7B.	The Company’s shareholders did not approve amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate the supermajority voting requirements to amend the Company’s Bylaws. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,405,409	808,225	142,656	17,187,775

7C.	The Company’s shareholders did not approve amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate the supermajority voting requirements to remove of directors for cause and appoint directors in the event the entire Board of Directors is removed. The numbers of shares that voted for, against and abstained from voting for or against the proposal, and represented by broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,798,830	445,951	111,509	17,187,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: May 29, 2020	By:	/s/ Lori B. Marino
Lori B. Marino
Executive Vice President, General Counsel & Secretary